Exhibit 99.1

eGain Reports Positive Preliminary Revenue Results for the Second Quarter of Fiscal 2013

Sunnyvale, Calif. (January 15, 2013) – eGain Corporation (NASDAQ: EGAN), a leading provider of cloud customer engagement solutions, today announced selected preliminary financial results for its fiscal 2013 second quarter ended December 31, 2012.

Fiscal Second Quarter Selected Preliminary Financial Results:

•	Total revenue for the second quarter is expected to exceed $14.5 million, an increase of approximately 33% sequentially and 35% year-over-year.

•	Cloud revenue for the second quarter is expected to exceed $4.3 million, an increase of approximately 15% sequentially and 65% year-over-year.

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Total deferred revenue (which includes both deferred revenue on the balance sheet and unbilled deferred revenue that remains off balance sheet, collectively representing contractual commitments that have not been recognized as revenue) at December 31, 2012 is expected to increase to approximately $40.0 million, up approximately 21% sequentially from $33.0 million at September 30, 2012 and up approximately 110% from $19 million at December 31, 2011.

•	As of December 31, 2012, cash equivalents and restricted cash are expected to increase to $19.9 million, up from $11.4 million at September 30, 2012.

•	eGain is increasing its guidance for growth in annual cloud revenue for fiscal 2013 from 40% to at least 50%.

These results are based on preliminary information and are subject to change. The company plans to announce final second quarter fiscal 2013 results on February 5, 2013.

Ashu Roy, Chairman and CEO, and Eric Smit, CFO, will present at the Needham & Company 15th Annual Growth Conference today, January 15, 2013, at 4:50 p.m. Eastern Time.

A live audio webcast will be available on the Investor Relations section of eGain's website at www.egain.com. A replay of the webcast will be made available for 90 days following the event.

Conference Details:

•	Needham & Company 15th Annual Growth Conference

•	January 15-17, 2013

•	The New York Palace Hotel in New York City

•	More information can be found at http://www.needhamco.com.

About eGain

eGain (NASDAQ: EGAN) is a leading provider of cloud customer engagement solutions. Trusted by leading brands, eGain solutions help design and deliver smart, connected customer journeys across social, mobile, web, and contact centers.

Headquartered in Sunnyvale, California, eGain has operating presence in North America, EMEA, and APAC. To learn more about us, visit www.eGain.com or call the company’s offices: +1-800-821-4358 (US), +44-(0)-1753-464646 (EMEA), or +91-(0)-20-6608-9200 (APAC).

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Cautionary Note Regarding Forward-Looking Statements -

All statements in this release that involve eGain's forecasts (including the above stated guidance), beliefs, projections, expectations, including but not limited to our financial performance and guidance, the anticipated growth of our business, market trends, plans to invest in our business and expectations regarding the market acceptance of our products, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the uncertainty of demand for eGain products, including our guidance regarding bookings and revenue and mix of new license and cloud contracts; our expectations related to our operations; our ability to invest resources to improve our products and continue to innovate; our partnerships; our future markets; and other risks detailed from time to time in eGain’s filings with the Securities and Exchange Commission, including eGain’s annual report on Form 10-K filed on September 25, 2012, and eGain’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact:	Investor Relations:
Eric Smit, CFO	Charles Messman or Todd Kehrli
408-636-4455	MKR Group, Inc.
iregain@eGain.com	323-468-2300
egan@mkr-group.com